UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 31, 2011
GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	0-14680 (Commission file number)	06-1047163 (IRS employer identification number)
500 Kendall Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(617) 252-7500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 31, 2011, Genzyme Corporation (“Genzyme”) completed the sale of its diagnostics products business to Sekisui Chemical Co. Ltd. (“Sekisui”) for $265 million in cash. Under the purchase agreement, Sekisui acquired substantially all of the assets of the business, including diagnostic product lines and technologies. In connection with the sale, also on January 31, 2011, Genzyme and Sekisui entered into a Supply Agreement (the “Agreement”) pursuant to which Sekisui will provide Genzyme with certain enzymes manufactured by the diagnostics products business that are necessary for Genzyme’s production of Cerezyme® (imiglucerase for injection).
Under the Agreement, Genzyme is required to purchase minimum quantities of products at set prices, subject to certain possible future adjustments. The Agreement expires on January 31, 2021 unless terminated earlier by the parties. After January 31, 2012, either party may terminate the Agreement in its entirety or with respect to any particular product at any time upon three years notice to the other party. In addition, the Agreement may be terminated as follows: (i) by either party upon the bankruptcy or insolvency of the other party; (ii) generally by either party upon the other party’s failure to cure a material breach of any provision of the Agreement within 45 days of receiving written notice of such breach; (iii) by Genzyme if Sekisui is unable to perform its obligations under the Agreement for a period of 180 days or more because of a “force majeure”; (iv) generally by Genzyme on a product-by-product basis if Sekisui is unable to deliver ordered products within 90 days of the applicable delivery date; (v) by Genzyme if on two or more occasions during a 24 month period Sekisui is unable to deliver ordered products within 180 days of the applicable delivery date; (vi) by Genzyme if Sekisui breaches its obligations relating to confidentiality and non-competition obligations under the Agreement; (vii) by Genzyme if a regulatory authority prohibits or restricts the manufacture, use, storage, sale, offer for sale or importation of any supplied product or Cerezyme® (imiglucerase for injection); (viii) by Genzyme after January 31, 2015 if Genzyme elects to cease commercialization of Cerezyme® (imiglucerase for injection) in the United States, Japan, the United Kingdom, Germany, France, Spain and Italy; (ix) by Genzyme if Sekisui becomes subject to a warning letter by any regulatory authority relating to the products or facilities at which the products are manufactured and fails to take the corrective action required by the letter or becomes subject to the a consent decree by any regulatory authority; and (x) after January 31, 2015, by Genzyme if Sekisui is subject to a change in control, subject to between one and three years’ notice requirements depending on when during the term of the Agreement the change in control occurs.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
Dated: February 1, 2011	By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Senior Vice President, General Counsel; Chief Legal Officer

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